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                                                                    Exhibit 23.2



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement Nos. 333-16801 and 333-43231 on Form S-3 and in Registration Statement No. 333-44431 on Form S-8 of our report dated September 23, 1997, appearing in this Annual Report on Form 10-K of Continucare Corporation and Subsidiaries for the year ended June 30, 1999.



Deloitte & Touche LLP


Miami, Florida
October 13, 1999